SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 7, 1997

COMMISSION             REGISTRANT, STATE OF INCORPORATION,       I.R.S. EMPLOYER
FILE NUMBER              ADDRESS AND TELEPHONE NUMBER         IDENTIFICATION NO.


1-1443                 CENTRAL AND SOUTH WEST CORPORATION          51-0007707
                       (A Delaware Corporation)
                       1616 Woodall Rodgers Freeway
                       Dallas, TX 75202-1234
                       (214) 777-1000


0-346                  CENTRAL POWER AND LIGHT COMPANY             74-0550600
                       (A Texas Corporation)
                       539 North Carancahua Street
                       Corpus Christi, TX 78401-2802
                       (512) 881-5300


1-3146                 SOUTHWESTERN ELECTRIC POWER COMPANY         72-0323455
                       (A Delaware Corporation)
                       428 Travis Street
                       Shreveport, Louisiana 71156-0001
                       (318) 222-2141


             This combined Form 8-K is separately filed by Central and South West Corporation, Central Power and Light Company and Southwestern Electric Power Company. Information contained herein relating to any individual Registrant is filed by such Registrant on its own behalf. Each other Registrant makes no representation as to information relating to other Registrants.


ITEM 5.  OTHER EVENTS

         CENTRAL AND SOUTH WEST CORPORATION (CSW) COMMON STOCK DIVIDEND
         On January 23, 1997, CSW's board of directors announced that CSW's quarterly dividend on its common stock will be maintained at its current level of $.435 per share for 1997, indicating an annual dividend rate of $1.74 per share. The next quarterly dividend is payable on February 28, 1997 to shareholders of record on February 7, 1997.
         The decision to maintain the dividend at its current level is based upon several factors including CSW's goal to achieve a 75 percent dividend payout ratio and increased regulatory uncertainty facing both CSW and the electric utility industry. Two of CSW's U.S. electric utility subsidiaries currently are in rate proceedings before state regulatory commissions. The status of the Central Power and Light Company (CPL) rate case is set forth below. The decision to retain more earnings is expected to permit CSW to further strengthen its cash flow in order to fund utility and non-utility investments and support growing non-utility businesses.

         CPL RATE REVIEW DOCKET NO. 14965
         On January 21, 1997, administrative law judges (the ALJs) for the State Office of Administrative Hearings issued a Proposal for Decision on the CPL request for $71 million in rate relief. If the ALJs' proposal is approved by the Public Utility Commission of Texas (Texas Commission), CPL's annual revenues will increase by approximately $7.2 million, the net result of a recommended base rate reduction of $5.2 million and increased revenue collections through two surcharges. The $7.2 million recommended revenue increase is made up of the following components:
                  * A $10.3 million reduction in kilowatt-hour-related revenues,
                  * An increase of $5.1 million in miscellaneous revenues (customer connect charges, insufficient check charges and other fees),
                  * A $4.3 million annual surcharge applied over three years to recover rate case expenses, and
                  * Annual recovery of $8.1 million for demand-side management expenditures through a separate surcharge.

         A factor contributing significantly to the difference between the $71 million retail base rate increase originally requested by CPL and the ALJs' proposal is the recommended reduction in CPL's requested return on equity from
12.25 percent to 10.9 percent which would result in a reduction of $31 million in CPL's requested base rate increase.
         The ALJs' decision also recommends no change in the method used by CPL to recover the capitalized costs associated with CPL's 25.2% ownership interest in the South Texas Nuclear Project (STP). The ALJs recommended that the Texas Commission reject CPL's request to change the method of recovering STP deferred accounting costs from a mortgage amortization to a straight-line recovery methodology. Adoption of this recommendation would reduce CPL's request for rate relief by $14 million. The ALJs also recommended that CPL's current depreciation rates be decreased by $8.8 million a year and that the Texas Commission deny CPL's requested $3.6 million increase for its catastrophe reserve.
         A final order from the Texas Commission is expected in March 1997. CPL is continuing to analyze the ALJs' Proposal for Decision. Although CPL's management cannot predict the ultimate outcome of CPL's rate case, management believes that the ultimate resolution will not have a material adverse effect on CPL's or CSW's results of operations or financial condition. However, if CPL ultimately is unsuccessful in obtaining adequate rate relief, CPL and CSW could experience a material adverse effect on their results of operations and financial condition.

         CAJUN ASSET PURCHASE PROPOSAL
         As previously reported, Cajun Electric Power Cooperative, Inc. (Cajun) filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 21, 1994 and is currently operating under the supervision of the United States Bankruptcy Court (Bankruptcy Court) for the Middle District of Louisiana.
         On October 26, 1996, Southwestern Electric Power Company (SWEPCO), a wholly-owned subsidiary of CSW, together with Entergy Gulf States Utilities, Inc. and the members committee of Cajun (Members Committee), which currently represents 8 of the 12 Louisiana member distribution cooperatives that are served by Cajun filed a second amended reorganization plan (Second Amended SWEPCO Plan) in the Bankruptcy Court.
         Confirmation hearings in Cajun's bankruptcy case have been postponed until March 10, 1997 because a Bankruptcy Court ruling on January 7, 1997 disqualified the law firm representing the Members Committee due to an irreconcilable conflict between the firm's representation of both the Members Committee and Southwest Louisiana Electric Membership Corporation . The Bankruptcy Court postponed the confirmation hearings to allow the Members Committee time to obtain new counsel. A status conference will be held February 24, 1997 for the Bankruptcy Court to determine if a further extension is required.
         See CSW's and SWEPCO's Combined Annual Report on Form 10-K for the year ended December 31, 1995, Combined Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996 and Combined Current Reports on Form 8-K dated April 19 and September 30, 1996 for additional information related to the SWEPCO Cajun asset proposal.

         EL PASO ELECTRIC COMPANY (EL PASO) MERGER LITIGATION
         As previously reported, CSW and El Paso are involved in litigation arising from the termination of a merger agreement between CSW and El Paso. A trial before the United States Bankruptcy Court for the Western District of Texas, Austin Division was completed on January 30, 1997. A decision is expected in the case in approximately 30 days.
         See CSW's Combined Annual Report on Form 10-K for the year ended December 31, 1995 and Combined Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996 for additional information related to the El Paso litigation.

         TELECOMMUNICATIONS PARTNERSHIP
         On January 14, 1997 CSW and ICG Communications, Inc. announced a joint venture limited partnership to market telecommunications services. The partnership will combine the resources of CSW Communications, Inc. (CSW Communications), a wholly owned non-utility subsidiary of CSW, and ICG Telecom Group, a subsidiary of ICG Communications. The new partnership, CSW/ICG ChoiceCom(TM), L.P. (ChoiceCom(TM)), will be based in Austin, Texas and will develop and market telecommunications services in the four-state region of Texas, Oklahoma, Louisiana, and Arkansas. The partnership is equally owned by CSW Communications and ICG. ChoiceCom(TM) initially plans to serve Austin and Corpus Christi, Texas, with local telephone, long distance and data services.
         At the same time, ChoiceCom(TM) will seek to develop business opportunities in other cities in the four-state region. In addition to offering local exchange, long distance and data transmission services, ChoiceCom(TM) may expand CSW Communications' existing city-to-city fiber network business depending on market conditions. ChoiceCom(TM) may also seek to develop full-service, interactive networks using hybrid fiber/coaxial technology. CSW Communications currently has franchises in Austin and Corpus Christi, Texas to build fiber networks and provide telecommunications services.
         ChoiceCom(TM) must obtain regulatory approvals and negotiate business agreements with existing telecommunications providers before it can begin offering telecommunications services in competition with established telecommunications providers. ChoiceCom(TM) currently plans to begin offering telecommunications services as soon as appropriate agreements and approvals have been obtained. Other factors that could impact the business operations and results of ChoiceCom(TM) are set out below.

         FACTORS IMPACTING BUSINESS OPERATIONS AND RESULTS
         This Form 8-K includes forward-looking statements relating to the Registrants' current operations and future prospects. Although CSW, CPL and SWEPCO believe their expectations are based on reasonable assumptions, they can give no assurance that their expectations will be achieved. For further information, please refer to their reports filed with the Securities and Exchange Commission. These documents address company business, industry issues and other factors that could cause actual results to differ materially from those indicated in this Form 8-K.
         Important factors that could cause actual results to differ materially from those in the forward-looking statements in CSW's electric utility business include the pace of deregulation of the electric utility industry, federal and state regulatory developments, electric load and customer growth, abnormal weather conditions, available sources and cost of fuel and generating capacity, the performance of electric generation and distribution facilities, delays in regulatory hearings, adequacy of rate relief, decommissioning costs associated with nuclear generating facilities, and the timing and success of efforts to develop domestic and international power projects. In CSW's non-electric utility business, including the telecommunications business, such factors include the ability to compete effectively in new areas, federal and state regulatory developments, the timing and success of efforts to develop telecommunications projects, the ability to connect with third party networks and facilities, the market impact and pace of development and the availability of competing technologies, and the ability to obtain appropriate regulatory approvals and licenses.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c) Exhibits.

         Exhibit 99.1 CSW News Release dated January 23, 1997 announcing CSW's Quarterly Dividend.

         Exhibit 99.2 CSW News Release dated January 24, 1997 relating to correction of the dividend record date.

         Exhibit 99.3 CSW Earnings Release dated January 23, 1997.

         Exhibit 99.4 CSW News Release dated January 14, 1997 relating to a new telecommunications limited partnership.


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CENTRAL AND SOUTH WEST CORPORATION

Date:  January 31, 1997

                                            By:   /S/  LAWRENCE B. CONNORS
                                                       Lawrence B. Connors
                                                         Controller


                                            CENTRAL POWER AND LIGHT COMPANY
                                            SOUTHWESTERN ELECTRIC POWER COMPANY
Date:  January 31, 1997

                                            By:   /S/  R. RUSSELL DAVIS
                                                       R. Russell Davis
                                                          Controller